SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2013

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has appointed Carolyn Jones to serve as its Interim Chief Financial Officer, commencing September 17, 2013. Ms. Jones has been affiliated with the Tatum division of Ranstand Professionals US, LP since 2007. She has completed assignments as an interim financial executive for several Tatum clients, including appointments as Interim Vice President of Financial Planning & Analysis for Tenet Healthcare and Interim CFO of the Dallas Independent School District. From 2002 to 2007, Ms. Jones served as co-founder of Jones & Co., a consulting firm, where she completed financial consulting assignments for such firms as Blue Cross of California (serving as Interim CFO of its Commercial Division). From 1996 to 2002, Ms. Jones served as Vice President of Financial Planning & Analysis for PacificCare of California. A certified public accountant, Ms. Jones’ prior experience includes financial and accounting positions for PriceWaterhouseCoopers, IBM Consulting Group and First Interstate Bank.

The Company’s current Chief Financial Officer, Christopher Dunleavy, has advised the Company that he intends to resign effective September 17, 2013 in order to accept a position with another company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: September 9, 2013	By:	/s/ Greg Cardenas
Greg Cardenas
Executive Vice President, Secretary and General Counsel